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                   DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
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         This Adoption Agreement (the "Agreement") made as of November 23, 1999 by and between Delaware Group Global & International Funds, a Delaware Business Trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Distributors, L.P. ("DDLP"), a Delaware limited partnership.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Group Global & International Funds, Inc. (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Distribution Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Distribution Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DDLP are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Distribution Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DDLP is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.

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2.       Each Distribution Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                    DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS


                                    By: /s/ David K. Downes
                                        -------------------------------------
                                    Name:    David K. Downes
                                    Title:   President


                                    DELAWARE DISTRIBUTORS, L.P.

                                    By:      Delaware Distributors, Inc., its
                                             General Partner


                                    By: /s/ J. Chris Meyer
                                        --------------------------------------
                                    Name:    J. Chris Meyer
                                    Title:   Senior Vice President














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                   DELAWARE GROUP GLOBAL & INTERANTIONAL FUNDS
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
--------------------------------------------------------------------------------

                                   SCHEDULE A


A. Distribution Agreement dated as of 5/1/96 between Delaware Group Global & International Funds, Inc., ("Global & Int'l") on behalf of Emerging Markets Series, and Delaware Distributors, L.P. ("DDLP")

B. Distribution Agreement dated as of 7/21/97 between Global & Int'l, on behalf of Global Equity Series, and DDLP

C. Distribution Agreement dated as of 4/3/95 (as amended 11/29/95) between Global & Int'l, on behalf of Global Bond Series, and DDLP

D. Distribution Agreement dated as of 4/3/95 (as amended 11/29/95) between Global & Int'l, on behalf of Global Opportunities Series, and DDLP

E. Distribution Agreement dated as of 4/3/95 (as amended 11/29/95) between Global & Int'l, on behalf of International Equity Series, and DDLP

F. Distribution Agreement dated as of 7/21/97 between Global & Int'l, on behalf of International Small Cap Series, and DDLP

G. Distribution Agreement dated as of 12/23/98 between Global & Int'l, on behalf of Latin America Fund, and DDLP

H. Distribution Agreement dated as of 12/23/98 between Global & Int'l, on behalf of New Europe Fund, and DDLP